KPMG LLP

Suite 500

191 West Nationwide Blvd.

Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 26, 2025, with respect to the financial statements and financial highlights of Access Flex Bear High Yield ProFund, Access Flex High Yield ProFund, Banks UltraSector ProFund, Bear ProFund, Biotechnology UltraSector ProFund, Bull ProFund, Communication Services Ultrasector ProFund, Consumer Discretionary UltraSector ProFund, Consumer Staples UltraSector ProFund, Energy UltraSector ProFund, Europe 30 ProFund, Falling U.S. Dollar ProFund, Financials UltraSector ProFund, Health Care UltraSector ProFund, Industrials UltraSector ProFund, Internet UltraSector ProFund, Large-Cap Growth ProFund, Large-Cap Value ProFund, Materials UltraSector ProFund, Mid-Cap Growth ProFund, Mid-Cap ProFund, Mid-Cap Value ProFund, Nasdaq-100 ProFund, Oil & Gas Equipment & Services UltraSector ProFund, Pharmaceuticals UltraSector ProFund, Precious Metals UltraSector ProFund, Real Estate UltraSector ProFund, Rising Rates Opportunity ProFund, Rising Rates Opportunity 10 ProFund, Rising U.S. Dollar ProFund, Semiconductor UltraSector ProFund, Short Energy ProFund, Short Nasdaq-100 ProFund, Short Precious Metals ProFund, Short Real Estate ProFund, Short Small-Cap ProFund, Small-Cap Growth ProFund, Small-Cap ProFund, Small-Cap Value ProFund, Technology UltraSector ProFund, UltraBear ProFund, UltraBull ProFund, UltraChina ProFund, UltraDow 30 ProFund, UltraEmerging Markets ProFund, UltraInternational ProFund, UltraJapan ProFund, UltraLatin America ProFund, UltraMid-Cap ProFund, UltraNasdaq-100 ProFund, UltraShort China ProFund, UltraShort Dow 30 ProFund, UltraShort Emerging Markets ProFund, UltraShort International ProFund, UltraShort Japan ProFund, UltraShort Latin America ProFund, UltraShort Mid-Cap ProFund, UltraShort Nasdaq-100 ProFund, UltraShort Small-Cap ProFund, UltraSmall-Cap ProFund, U.S. Government Plus ProFund, and Utilities UltraSector ProFund, and the related notes, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

November 24, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.